UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008
MAD CATZ INTERACTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7480 Mission Valley Road, Suite 101
San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
                    On March 6, 2008, Mad Catz Interactive, Inc. (“Mad Catz”) received a letter from the American Stock Exchange (“Amex”) indicating that Mad Catz currently is in violation of Amex’s continued listing standards specified in Sections 134 and 1101 of the Amex Company Guide because Mad Catz has not yet filed with the Securities and Exchange Commission an amendment to the Current Report on Form 8-K it filed on November 20, 2007 (the “Form 8-K”) including the financial information required in connection with its acquisition of Winkler Atlantic Holdings Limited. The Amex letter further indicates that Mad Catz must submit a plan no later than March 20, 2008 advising Amex of action it has taken, or will take, that will bring it into compliance with these continued listing standards by no later than June 4, 2008. Mad Catz is working closely with its auditors to complete and file the amendment to the Form 8-K with the required financial information as soon as possible. Mad Catz also intends to submit to Amex the required plan outlining its intended actions to regain compliance with the Amex continued listing standards. The Amex letter also requires Mad Catz to file a press release disclosing receipt of the letter.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

99.1	Press Release, dated March 12, 2008, issued by Mad Catz Interactive, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008	MAD CATZ INTERACTIVE, INC.

	By:	/s/ Stewart Halpern
	Name: Its:	Stewart Halpern Chief Financial Officer

Exhibit Index
Exhibit 99.1. Press Release, dated March 12, 2008, issued by Mad Catz Interactive, Inc.